UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2017

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑
_________________________________________

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2017, Pioneer Energy Services Corp. (“Pioneer”) and certain of its affiliates entered into a new senior secured revolving credit facility and a term loan agreement.

ABL Credit Agreement

On November 8, 2017, Pioneer and certain of its affiliates entered into a new senior secured credit facility with Wells Fargo Bank, National Association, as administrative agent, sole lead arranger, sole bookrunner, and the other financial institutions party thereto (the “ABL Credit Agreement”). The ABL Credit Agreement is a senior secured credit facility providing for borrowings in the aggregate principal amount of up to $75.0 million, including a $30.0 million sub-limit for letters of credit. Available funds will be used for general corporate purposes.

Availability under the ABL Credit Agreement will be determined by reference to a borrowing base. The borrowing base at any time will be equal to (a) the sum of (i) 85% of eligible billed accounts plus (ii) 75% of eligible unbilled accounts (up to an amount not to exceed 20% of the aggregate borrowing base) less (iii) the amount of any dilution reserve plus (b) following delivery of an acceptable appraisal, the lesser of (i) 75% of the book value of eligible inventory and (ii) 85% of the net recovery percentage (identified in the most recent acceptable appraisal) multiplied by the book value of eligible inventory, (up to an amount not to exceed 20% of the aggregate borrowing base) minus (c) the aggregate amount of reserves established by the administrative agent from time to time.
Maturity, Interest and Applicable Margins
The ABL Credit Agreement will mature on the earlier of (i) 90 days prior to maturity of the Term Loan (defined below), (ii) 90 days prior to the maturity of the Senior Unsecured Notes issued by Pioneer under the Indenture dated March 18, 2014, between Pioneer and Wells Fargo, N.A. as trustee, and (iii) November 8, 2022. Interest rates with respect to advances under the ABL Credit Agreement are based on, at Pioneer’s option, (i) the Base Rate plus the applicable margin, or (ii) the LIBOR Rate plus the applicable margin. The Base Rate means the greatest of (a) the prime lending rate as publicly announced from time to time by Wells Fargo Bank, National Association, (b) the federal funds rate plus 0.5%, and (c) the one month LIBOR Rate plus 1%. The LIBOR Rate means the applicable rate per annum as published by ICE Benchmark Administration Limited (and if such published rate is less than 0%, the LIBOR Rate shall be deemed to be 0%). The applicable margins are set forth in the following table and correspond to the sum of the average amount of funds that Pioneer is entitled to borrow under the ABL Credit Agreement for the most recent fiscal month-end, divided by the number of days in such period.

Level	Average Excess Availability	Applicable Margin for Base Rate Loans which are Revolving Loans (the "Revolving Loan Base Rate Margin")	Applicable Margin for LIBOR Rate Loans which are Revolving Loans (the "Revolving Loan LIBOR Rate Margin")
I	≥ $50,000,000	2.75%	1.75%
II	< $50,000,000 and ≥ $25,000,000	3.00%	2.00%
III	< $25,000,000	3.25%	2.25%

    For the period from the closing date through December 31, 2017, the applicable margin is set at Level III. The applicable margin will be re-determined as of the first day of each calendar month. Up to ten different loan tranches may be outstanding at any one time. With respect to Base Rate loans, interest will be payable monthly in arrears, and with respect to LIBOR loans, interest will be payable on the last day of each relevant interest period, but in any event at least every three (3) months. In each case, calculations of interest are based on a 360-day year.

Unused Revolver Fees
The ABL Credit Agreement includes unused revolver fees, which correspond to the unused portions of the amounts available to borrow, as set forth in the following table, provided that for the period from the closing date through and including December 31, 2017, the applicable unused line fee percentage is set at Level II.

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 50% of the Maximum Revolver Amount	0.375%
II	≤ 50% of the Maximum Revolver Amount	0.50%

Voluntary Prepayment and Termination of Commitments

Advances under the ABL Credit Agreement may be paid in whole or in part from time to time without penalty or premium, and the revolver commitments may be reduced from time to time without penalty or premium. The ABL Credit Agreement may be prepaid and the commitments terminated in whole at any time upon 10 business days’ prior written notice.

Mandatory Prepayment

The ABL Credit Agreement is required to be repaid in an amount equal to the amount, as of any date of determination, by which the total loans outstanding plus the face amount of any outstanding letters of credit issued under the ABL Credit Agreement exceed the lesser of (i) the borrowing base as of such date of determination and (ii) the maximum revolver amount, as applicable.
Guarantees and Collateral
Pioneer’s and its affiliates’ obligations under the ABL Credit Agreement are shared, on a joint and several basis, by Pioneer and its present and future domestic subsidiaries, subject to certain exceptions. The ABL Credit Agreement is secured by (i) a first-priority perfected security interest in (a) all accounts and all amounts payable in respect of the sale, lease, assignment, license or other disposition of accounts, inventory or services rendered or to be rendered, (b) all chattel paper and rights to payment evidenced thereby, (c) all inventory, (d) all deposit accounts and securities accounts, (e) all documents, letter of credit rights, instruments, and other assets arising out of the items listed herein in (a)-(j), (f) all commercial tort claims relating to the items listed herein in (a)-(j), (g) a portion of business interruption insurance proceeds, (h) all interest, fees, charges or other amounts payable in connection with any account, (i) all payment intangibles, and (j) all substitutions, replacements, accessions, products, or proceeds for any of the foregoing, in each case of the Company and each other obligor under the ABL Credit Agreement (collectively, the “ABL Priority Assets”), and (ii) a second-priority perfected security in substantially all tangible and intangible assets of the Company and each other obligor under the ABL Credit Agreement, in each case, subject to certain exceptions and permitted liens.
Covenants
The ABL Credit Agreement contains financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in the ABL Credit Agreement include, among other things, limitations (all of which are subject to certain exceptions) on Pioneer and its restricted subsidiaries’ ability to:

•	declare dividends and make other distributions;

•	issue or sell certain equity interests;

•	optionally prepay, redeem or repurchase certain of Pioneer’s or a restricted subsidiary’s subordinated indebtedness;

•	make loans or investments (including acquisitions);

•	incur additional indebtedness;

•	grant liens;

•	modify the terms of permitted indebtedness;

•	change Pioneer’s business or the business of its subsidiaries;

•	merge, consolidate, reorganize, recapitalize, or reclassify its equity interests;

•	sell Pioneer’s or the restricted subsidiaries’ assets; and

•	enter into certain types of transactions with affiliates.

In addition, Pioneer, on a consolidated basis, is required to maintain a minimum fixed charge cover ratio of at least 1.00 to 1.00, which would be measured on a trailing 12 month basis if availability under the ABL Credit Agreement is less than 15% of the maximum revolver amount.
Events of Default
Events of default under the ABL Credit Agreement include, among others, nonpayment, material misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control and cross-events of defaults and acceleration on material indebtedness. Upon the occurrence and during the continuation of an event of default, the following remedies, among others, are available (i) repayment of the principal and unpaid interest and fees may be accelerated, (ii) Pioneer may be required to provide letter of credit collateralization to be held as security for reimbursement obligations for drawings that may subsequently occur under issued and outstanding letters of credit, and (iii) the commitments under the ABL Credit Agreement may be terminated.

Wells Fargo Bank, N.A. was the agent and a lender under the Prior Credit Agreement (defined below). Wells Fargo Bank, N.A. and its affiliates from time to time have provided in the past and may in the future provide commercial lending and financial advisory services to Pioneer and its subsidiaries in the ordinary course of business.

The foregoing summary of the ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan Credit Agreement

General

On November 8, 2017 (the “Effective Date”), Pioneer entered into a Term Loan Agreement with Goldman Sachs Lending Partners LLC, as syndication agent and the arranger, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto (the “Term Loan Credit Agreement”).

The Term Loan Credit Agreement provides for one drawing in the amount of $175.0 million net of an original issue discount of two percent (2%) of such amount (the “Term Loan”) on the Effective Date. Pioneer will use the proceeds to repay the indebtedness outstanding under the Prior Credit Agreement, together with costs and expenses related thereto, and fees, costs and expenses related to entering into the Term Loan Credit Agreement, with the remainder being used for other lawful general corporate purposes.

Maturity and Interest Rate

The Term Loan is scheduled to mature on the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date on which all term loans shall become due and payable in full under the Term Loan Credit Agreement, whether by acceleration or otherwise. Notwithstanding the foregoing, if the aggregate indebtedness outstanding on December 14, 2021 under the Senior Unsecured Notes issued by Pioneer under the Indenture dated March 18, 2014, between Pioneer and Wells Fargo, N.A. as trustee, exceeds $15.0 million, the Term Loan shall mature on December 14, 2021.

The Term Loan is not subject to amortization payments. Interest on the outstanding principal amount of the Term Loan accrues at (i) the Base Rate plus the Applicable Margin or (ii) the reserve adjusted Eurodollar Rate (with a floor of 1%) plus the Applicable Margin. The terms “Base Rate” and “reserve adjusted Eurodollar Rate” are defined in the Term Loan Credit Agreement. “Applicable Margin” means, with respect to loans bearing interest with reference to the Base Rate, 6.75% per annum and, with respect to loans bearing interest with reference to the reserve adjusted Eurodollar Rate, 7.75% per annum. Interest accruing at a rate based on the reserve adjusted Eurodollar Rate is payable at the end of the applicable interest rate period (but not less frequently than each three months), and interest accruing at a rate based on the base rate is payable on the last business day of each calendar quarter.
 Guaranties; Collateral

The Term Loan is guaranteed by each of Pioneer’s direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions (the “Guarantors”). The Term Loan is secured by a second lien on all of the ABL Priority Assets and a first lien on substantially all of the assets of Pioneer, and the Guarantors, in each case, subject to certain exceptions and permitted liens.

Voluntary Prepayment

The Term Loan may be prepaid, at the option of Pioneer, at any time, in whole or in part, in an aggregate minimum amount of $5.0 million and integral multiples of $1.0 million in excess of that amount, and, in the case of prepayments prior to the third anniversary of the Effective Date, subject to a declining call premium.

Mandatory Prepayment

Pioneer is required to offer to prepay the outstanding principal of the Term Loan in an amount equal to 100% of certain net proceeds resulting from sales or dispositions of assets, in excess of $10.0 million, in the aggregate, in all transactions after the Effective Date, and, subject to certain conditions, receipts of insurance or condemnation proceeds with respect to Pioneer’s or its subsidiaries’ properties or assets, or the issuance by Pioneer of additional debt. Lenders may elect not to accept mandatory prepayments.

Representations and Warranties, Covenants and Events of Default

The Term Loan Credit Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including representations, warranties and covenants that, among other things, restrict the ability of Pioneer and its subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales and pay dividends and make distributions. The Term Loan Credit Agreement contains a financial covenant restricting Pioneer from allowing the ratio of (i) the net orderly liquidation value of the assets of Pioneer and its subsidiaries determined on a consolidated basis in which the Lenders under the Term Loan maintain a first priority (subject to specified permitted liens) security interest, plus proceeds of asset dispositions not required to be used to effect a prepayment of the Term Loan and set aside in a segregated account as security for the Term Loan, to (ii) the outstanding principal amount of the Term Loan, to be less than 1.5:1 as of any June 30 or December 31 of any calendar year. Obligations under the Term Loan Credit Agreement may be accelerated upon certain customary events of default (subject to grace periods, as appropriate), including among others: nonpayment of principal, interest or fees; breach of the affirmative or negative covenants; breach of the representations or warranties in any material respect; event of default under, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against Pioneer or any of its subsidiaries; invalidity or unenforceability of any security documentation associated with the Term Loan; and a change of control of Pioneer. Upon the occurrence and during the continuation of an event of default, the Applicable Margin would increase by 2% per annum.

 The foregoing summary of the Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
Termination of Prior Credit Agreement
In connection with its entry into the Term Loan Credit Agreement, Pioneer paid all amounts (including fees) due under the Amended and Restated Credit Agreement, dated as of June 30, 2011, as amended by the First Amendment thereto dated as of March 3, 2014, the Second Amendment thereto dated as of September 22, 2014, the Third Amendment thereto dated as of September 15, 2015, the Fourth Amendment thereto dated as of December 23, 2015, and the Fifth Amendment thereto dated as of June 30, 2016, by and among Pioneer, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender (the “Prior Credit Agreement”), and the Prior Credit Agreement was terminated. The Prior Credit Agreement provided for borrowings of up to $150.0 million and was due to expire in March 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.
As described under Item 1.01 above (the content of which is incorporated herein by reference), Pioneer has entered into (i) the ABL Credit Agreement and (ii) the Term Loan Credit Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1
Credit Agreement, dated as of November 8, 2017, by and among Pioneer Energy Services Corp., Wells Fargo Bank, National Association, as administrative agent, sole lead arranger, sole bookrunner, and the other financial institutions party thereto.

10.2
Term Loan Credit Agreement, dated as of November 8, 2017, by and among Pioneer Energy Services, Corp., Goldman Sachs Lending Partners LLC, as syndication agent and the arranger, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.

10.3	Guaranty and Security Agreement, dated as of November 8, 2017 by and among Pioneer, the other grantors party thereto and Wells Fargo Bank, National Association, as administrative agent.
10.4
Intercreditor Agreement, dated November 8, 2017, by and among Wells Fargo, National Association, as initial ABL agent and Wilmington Trust, National Association, as initial term agent, and acknowledged and agreed to by Pioneer and the other grantors party thereto.

10.5	Guaranty Agreement, dated as of November 8, 2017, made by each of Pioneer and the guarantors party thereto, in favor of Wilmington Trust, National Association.
10.6	Security Agreement, dated as of November 8, 2017, by and among Pioneer, the other grantors party thereto and Wilmington Trust, National Association.
99.1	Press Release dated November 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: November 8, 2017

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1
Credit Agreement, dated as of November 8, 2017, by and among Pioneer Energy Services Corp., Wells Fargo Bank, National Association, as administrative agent, sole lead arranger, sole bookrunner, and the other financial institutions party thereto.

10.2
Term Loan Credit Agreement, dated as of November 8, 2017, by and among Pioneer Energy Services, Corp., Goldman Sachs Lending Partners LLC, as syndication agent and the arranger, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.

10.3	Guaranty and Security Agreement, dated as of November 8, 2017 by and among Pioneer, the other grantors party thereto and Wells Fargo Bank, National Association, as administrative agent.
10.4
Intercreditor Agreement, dated November 8, 2017, by and among Wells Fargo, National Association, as initial ABL agent and Wilmington Trust, National Association, as initial term agent, and acknowledged and agreed to by Pioneer and the other grantors party thereto.

10.5	Guaranty Agreement, dated as of November 8, 2017, made by each of Pioneer and the guarantors party thereto, in favor of Wilmington Trust, National Association.
10.6	Security Agreement, dated as of November 8, 2017, by and among Pioneer, the other grantors party thereto and Wilmington Trust, National Association.
99.1	Press Release dated November 8, 2017.